Report of Independent Registered Public Accounting Firm

Exhibit 15.1

To the Board of Directors and Shareholders of CSR PLC

We have audited the accompanying consolidated balance sheets of CSR plc and subsidiaries (the “Company”) as of 1 January 2010, 2 January 2009 and 28 December 2007, and the related consolidated income statements, consolidated statements of comprehensive income, consolidated statements of changes in equity and consolidated cash flow statements for each of the periods ended 1 January 2010, 2 January 2009 and 28 December 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of 1 January 2010, 2 January 2009 and 28 December 2007, and the results of its operations and its cash flows for each of the periods ended 1 January 2010, 2 January 2009 and 28 December 2007, in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

/s/    DELOITTE LLP

London, United Kingdom

9 February 2010